Exhibit 99.1

CHF Solutions, Inc. Announces 14 Percent Increase in Revenue for Second
Quarter 2020 Over Previous Quarter and Provides Company Update

Eden Prairie, MN: August 4, 2020: (GLOBE NEWSWIRE) CHF Solutions, Inc. (Nasdaq: CHFS) announced today its results for the second quarter ended June 30, 2020, which included the following highlights:

•	Revenue for the second quarter ended June 30, 2020, was $1.9 million, an increase of 14 percent from the first quarter of 2020 and 11 percent compared to the same period of the prior year.
•
Hosted two physician-led webinars on treatment of critically ill, COVID-19 patients, including a discussion of the publication SARS-CoV-2 (COVID-19) and intravascular volume management strategies in the critically ill.[1] which addressed the role of ultrafiltration in the treatment of COVID-19 patients.

•	Hosted a webinar led by Dr. David Askenazi, M.D. MSPH on treatment of fluid overload on pediatric patients. Announced partnership for a pediatric registry.
•	Announced the signing of a new a distribution arrangement to sell in the United Arab Emirates, effectively initiating presence in the Middle East.
•	Submitted a patent application for an adaptation of Aquadex SmartFlow™ system to rapidly clear cytokines.
•	Initiated a distribution agreement with Renal Sense, Ltd. to market and sell complementary real-time monitoring of patient’s renal function to prevent acute kidney injury.
•
Ended the quarter with $7.8 million in cash and no debt. During the quarter, closed on two registered direct offering for next proceeds of $3.4 million, and received $2.1 million from warrant exercises.

“We continue to be very pleased that we produce a product that is providing a meaningful therapy for treating the COVID-19 patients,” said John Erb, chairman and CEO of CHF Solutions. “We know we are very fortunate to be less impacted than many small medical device companies, and although the rest of the year is full of uncertainty, we remain optimistic about the value we can bring to our customers and our investors.”

The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company’s performance. To access the live webcast, please visit http://ir.chf-solutions.com/events. Alternatively, you may access the live conference call by dialing (877) 303-9826 (U.S.) or (224) 357-2194 (international) and using conference ID: 3591247. An audio archive of the webcast will be available following the call at http://ir.chf-solutions.com/events..

About CHF Solutions
CHF Solutions, Inc. (Nasdaq: CHFS) is a medical device company dedicated to changing the lives of patients suffering from fluid overload through science, collaboration and innovation. The company is focused on developing, manufacturing and commercializing the Aquadex SmartFlow™ system for ultrafiltration therapy. CHF Solutions is headquartered in Minneapolis, Minn., with wholly-owned subsidiaries in Australia and Ireland. The company has been listed on the Nasdaq Capital Market since February 2012.

About the Aquadex SmartFlow System
The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

1.	https://pubmed.ncbi.nlm.nih.gov/32336959/

Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the value that the company brings to its customers.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.  Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our commercialization strategy, the impact of the COVID-19 pandemic,  the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC.  Forward-looking statements speak only as of the date when made.  CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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FINANCIALS
CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
 (unaudited, in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net sales	$1,863	$1,677	$3,493	$2,892
Costs and expenses:
Cost of goods sold	664	835	1,460	1,447
Selling, general and administrative	4,234	3,973	8,770	7,991
Research and development	885	1,297	1,749	2,607
Total costs and expenses	5,783	6,105	11,979	12,045
Loss from operations	(3,920)	(4,428)	(8,486)	(9,153)
Loss before income taxes	(3,920)	(4,428)	(8,486)	(9,153)
Income tax expense	(2)	(2)	(4)	(4)
Net loss	$(3,922)	$(4,430)	$(8,490)	$(9,157)

Basic and diluted loss per share	$(0.10)	$(1.93)	$(0.37)	$(8.82)

Weighted average shares outstanding – basic and diluted	37,923	2,295	27,181	1,550

Other comprehensive loss:
Foreign currency translation adjustments	$(2)	$(3)	$(5)	$(5)
Total comprehensive loss	$(3,924)	$(4,433)	$(8,495)	$(9,162)

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$7,821	$1,279
Accounts receivable	978	799
Inventory	2,789	1,797
Other current assets	141	161
Total current assets	11,729	4,036
Property, plant and equipment, net	1,042	991
Operating lease right-of-use asset	351	442
Other assets	21	133
TOTAL ASSETS	$13,143	$5,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,387	$1,488
Accrued compensation	1,695	1,592
Current portion of operating lease liability	196	186
Current portion of finance lease liability	17	—
Other current liabilities	40	85
Total current liabilities	3,335	3,351
Operating lease liability	160	261
Finance lease liability	46	—
Total liabilities	3,541	3,612

Commitments and contingencies

Stockholders’ equity
Series A junior participating preferred stock as of June 30, 2020 and December 31, 2019, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series F convertible preferred stock as of June 30, 2020 and December 31, 2019, par value $0.0001 per share; authorized 435 and 535 shares, respectively, issued and outstanding 435 and 535, respectively	—	—
Preferred stock as of June 30, 2020 and December 31, 2019, par value $0.0001 per share; authorized 39,969,565 and 39,969,465 shares, none outstanding	—	—
Common stock as of June 30, 2020 and December 31, 2019, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 43,196,813 and 4,674,068, respectively	4	—
Additional paid‑in capital	234,381	218,278
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,209	1,214
Accumulated deficit	(225,992)	(217,502)
Total stockholders’ equity	9,602	1,990
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,143	$5,602

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six months ended June 30,
	2020	2019
Operating Activities:
Net loss	$(8,490)	$(9,157)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	151	120
Stock-based compensation expense, net	727	701
Loss on disposal of property and equipment	46	—
Changes in operating assets and liabilities:
Accounts receivable	(179)	(146)
Inventory	(1,104)	(32)
Other current assets	20	(75)
Other assets and liabilities	112	(18)
Accounts payable and accrued expenses	(43)	(267)
Net cash used in operating activities	(8,760)	(8,874)

Investing Activities:
Purchases of property and equipment	(69)	(158)
Net cash used in investing activities	(69)	(158)

Financing Activities:
Proceeds from public stock offerings, net	13,040	10,959
Proceeds from warrant exercises	2,340	—
Payments on finance lease liability	(4)	—
Net cash provided by financing activities	15,376	10,959

Effect of exchange rate changes on cash	(5)	(5)
Net increase in cash and cash equivalents	6,542	1,922
Cash and cash equivalents - beginning of period	1,279	5,480
Cash and cash equivalents - end of period	$7,821	$7,402

Supplemental cash flow information
Cash paid for income taxes	$—	$—
Inventory transferred to property, plant and equipment	$112	$—
Equipment acquired through finance lease liability	$67	$—

CONTACTS:

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer
CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

MEDIA:
Jessica Stebing
Health+Commerce
260-336-6202
jstebing@healthandcommerce.com